UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1401 Enclave Parkway, Suite 600 Houston, TX 77077
(Address of Principal Executive Offices, and Zip Code)

(281) 589-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	New York Stock Exchange
10.0% Series A Cumulative Preferred Stock	CPE.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On June 18, 2019, Callon Petroleum Company (the “Company”), announced that it has given notice for the redemption (the “Redemption”) of all outstanding shares of the Company’s 10% Series A Cumulative Preferred Stock (the “Preferred Shares”) (CUSIP: 13123X409).

The redemption date of the Preferred Shares will be July 18, 2019 (the “Redemption Date”). The Preferred Shares will be redeemed at a redemption price equal to $50.00 per share, plus accrued and unpaid dividends in an amount equal to $0.24 per share, for a total redemption price of $50.24 per share (the “Redemption Price”). On and after the Redemption Date, the Preferred Shares will no longer be deemed outstanding, dividends on the Preferred Shares will cease to accrue, and all rights of the holders with respect to such Preferred Shares will terminate, except the right of the holders to receive the Redemption Price, without interest.

As of June 18, 2019, there were 1,458,948 Preferred Shares issued and outstanding.

A copy of the press release issued on June 18, 2019 is attached hereto as Exhibit 99.1

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press release dated June 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

June 18, 2019	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer